EXHIBIT 1.01(d)

AMENDMENT NO. 4 TO

MORGAN STANLEY CHARTER SERIES

AMENDED AND RESTATED SELLING AGREEMENT

The Amended and Restated Selling Agreement, dated as of July 29, 2002, as amended by Amendment No. 1 to the Amended and Restated Selling Agreement, dated February 26, 2003, as amended by Amendment No. 2 to the Amended and Restated Selling Agreement, dated April 28, 2004 and as further amended by Amendment No. 3 to the Amended and Restated Selling Agreement, dated July 15, 2005 (the “Selling Agreement”), among Morgan Stanley Charter Graham L.P. (“Charter Graham”), Morgan Stanley Charter Millburn L.P. (“Charter Millburn”), Morgan Stanley Charter MSFCM L.P. (“Charter MSFCM”), (collectively, the “Partnerships” and each individually, a “Partnership”), Demeter Management Corporation (the “General Partner”), and Morgan Stanley DW Inc. (“Morgan Stanley DW”) is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used and not otherwise defined herein have the meaning ascribed to such term in the Selling Agreement.

1.

Effective May 1, 2006, the General Partner will no longer accept Subscription Agreements for the purchase of Units of Morgan Stanley Charter Campbell L.P. pursuant to a cash purchase, a Charter Series Exchange or a Non-Charter Series Exchange. In such connection, all references in the Selling Agreement to “Partnership” or “Partnerships” as of May 1, 2006 shall be deemed to be mean Charter Graham, Charter Millburn and Charter MSFCM.

IN WITNESS WHEREOF, this Amendment to the Amended and Restated Selling Agreement has been executed for and on behalf of the undersigned as of the 30th day of March 2006.

Accepted and Agreed:	MORGAN STANLEY CHARTER GRAHAM L.P.
MORGAN STANLEY DW INC.	By: Demeter Management Corporation, General Partner
By:/s/ Jeffrey A. Rothman______ Name: Jeffrey A. Rothman Title: Managing Director	By: /s/ Jeffrey A. Rothman___________ Name: Jeffrey A. Rothman Title: President
MORGAN STANLEY CHARTER MILLBURN L.P.
By: Demeter Management Corporation, General Partner
By: /s/ Jeffrey A. Rothman___________ Name: Jeffrey A. Rothman Title: President
MORGAN STANLEY CHARTER MSFCM L.P.
By: Demeter Management Corporation, General Partner
By: /s/ Jeffrey A. Rothman___________ Name: Jeffrey A. Rothman Title: President
DEMETER MANAGEMENT CORPORATION
By: /s/ Jeffrey A. Rothman Name: Jeffrey A. Rothman Title: President